UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 4, 2011

TetriDyn Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-19411-C	65-0008012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1651 Alvin Ricken Drive
Pocatello, ID		83201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(208) 232-4200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 4, 2011, TetriDyn Solutions, Inc., borrowed $25,000 from David W. Hempstead and Antoinette Knapp, two of its officers and directors, repayable pursuant to a promissory note.  The terms of the note are as follows:

(a)           No interest will accrue if the note is repaid within 60 days.

(b)           If the note is not repaid within 60 days, the Company is obligated to pay $2,500 to Mr. Hempstead and Ms. Knapp to compensate them for costs associated with securing the funds.  If the loan is repaid within one year, no annual interest rate will be charged.  If the loan is not repaid within one year, the note will accrue interest at 6% per annum, beginning on the one-year anniversary date of the note.

(c)           Mr. Hempstead and Ms. Knapp are authorized to convert part or all of the note balance and accrued interest, if any, into the Company’s common stock at its fair market value at the time of conversion.

ITEM 2.03—CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

10	Material Contracts
10.12	Promissory Note dated May 4, 2011	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRIDYN SOLUTIONS, INC.

Dated: May 6, 2011	By:	/s/ David W. Hempstead
David W. Hempstead, President